Exhibit 99.1

Aeva Appoints Leading Technology and Public Markets Investor to its Board of Directors

Founder and CIO of Sylebra, Daniel Gibson, Demonstrates Strong Backing of Aeva by Joining the Company’s Board to Further Support Aeva’s Growing Commercial Momentum

MOUNTAIN VIEW, Calif., May 5, 2025 – Aeva® (Nasdaq: AEVA), a leader in next-generation sensing and perception systems, today announced the appointment of Daniel Gibson to its Board of Directors, effective May 1, 2025.

“As a valuable supporter of Aeva since 2020, we are pleased to welcome Dan to Aeva’s Board of Directors and appreciate his continued strong conviction in our differentiated FMCW technology,” said Mina Rezk, Chairman of the Board, Co-founder and Chief Technology Officer at Aeva.

“With decades of experience investing in high-growth technology companies, we have never been more excited about Aeva’s potential and its systematic execution towards commercialization,” said Dan Gibson, Founder and Chief Investment Officer at Sylebra. “I look forward to contributing my experience to enable Aeva to further execute as it approaches an inflection point in its commercial momentum.”

Mr. Gibson is the Founder, Chief Investment Officer and Managing Partner of Sylebra Capital Management, a global investment manager founded in 2011 to invest in global equities with a focus on technology, media and telecom companies. He is also a member of the Board of Directors for Impinj, a leading RAIN RFID and Internet of Things provider. Prior to Mr. Gibson’s current roles, he was a Partner at Coatue Management, a global investment manager, following a career in private equity and investment banking. Mr. Gibson holds a B.A. in economics from Amherst College.

About Aeva Technologies, Inc. (Nasdaq: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to expectations about our commercialization momentum and opportunity. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the success of customer products, (vi) manufacturing risks and (vii) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai